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                                                                   EXHIBIT 10.26


                         EXECUTIVE EMPLOYMENT AGREEMENT


       THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into by and between Dailey Petroleum Services Corp., a Delaware corporation ("COMPANY"), and J. D. Lawrence ("EXECUTIVE") on this 27th day of November, 1996, but to be effective on the 27th day of November, 1996 ("Effective Date").


                             W I T N E S S E T H :


       WHEREAS, Company desires to employ Executive and Executive desires to be employed by Company in the same capacity in which Executive currently serves;

       NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE 1
                         TERM AND NATURE OF EMPLOYMENT


       1.1 TERM OF EMPLOYMENT. Subject to the terms and conditions of this Agreement, Company hereby employs Executive and Executive hereby accepts employment with Company for a term beginning on the date on the Effective Date as set forth above through and including December 31, 1999 (the "INITIAL TERM"), unless this Agreement and Executive's employment hereunder are sooner
terminated pursuant to Article 5.   On each anniversary of the Effective Date
(a "Renewal Date") the term of this Agreement shall automatically renew and extend for a period of three years from the Renewal Date (a "Renewal Term") unless written notice of nonrenewal is delivered from one party to the other at least sixty days prior to the Renewal Date. The Agreement shall remain in force during the Initial Term and any Renewal Term until terminated in accordance with Article 5. The Initial Term together with each Renewal Term shall hereinafter be referred to collectively as the "EMPLOYMENT PERIOD."

       1.2 PRINCIPAL DUTIES. Executive's employment hereunder shall be in the capacity of Chairman of the Board. In such capacity, Executive shall perform the duties for which he currently is responsible as an executive officer of Company but shall not be required to devote all of his time and
attention to the affairs of Company.   During the Employment Period, Executive
shall enhance and develop Company's best interests and welfare. During the Employment Period, it shall not be a violation of this Agreement for Executive to (a) serve on corporate, civic, or charitable boards or committees (except for Boards or committees of a Competing Business (as defined in Section 4.1)),
(b) deliver lectures, fulfill teaching or speaking engagements, (c) manage personal investments, so
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long as such activities do not materially interfere with performance of
Executive's responsibilities under this Agreement, or travel to represent Company at various industry or Company functions.

       1.3 PLACE OF PERFORMANCE. Executive shall perform his duties at such locations as Executive and Company may agree.

       1.4 AFFILIATES. The term "AFFILIATES" shall mean any person controlled by or under common control with Company.


                                   ARTICLE 2
                                  COMPENSATION


       For and in consideration of the performance by Executive of the services, terms, conditions, covenants and agreements contained in this Agreement, Company shall pay to Executive at the times, in the amounts and in the manner herein provided, the following:

       2.1 BASE COMPENSATION. As the principal consideration for the services to be performed by Executive hereunder during the Employment Period, Executive shall be entitled to receive as base compensation from Company a salary of not less than Eight Thousand Three Hundred and Thirty-Three and 33/100 Dollars ($8,333.33) per month (the "BASE SALARY"), which shall be prorated for any partial employment period and payable in the manner and on the timetable in which Company's payroll is customarily handled, or at such more frequent intervals as Company and Executive may hereafter agree to from time to time. No overtime compensation shall be payable to Executive. Company's Board of Directors shall review Executive's performance at least annually and shall make any adjustments to Executive's compensation that it deems, in its sole discretion, appropriate, provided that at no time during the Employment Period shall Executive's compensation be adjusted to an amount below the Base Salary. Company shall be entitled to withhold from all amounts of compensation payable under this Article 2 such amounts on account of payroll taxes and similar matters as are required by any applicable law, rule, or regulation of any appropriate governmental authority. Such compensation shall continue to be paid during any period of physical or mental incapacity unless and until Executive's employment is terminated as herein provided.

       2.2    STOCK GRANT AND OPTION.   The Company may in its sole discretion,
grant options to Executive in accordance with Company's 1996 Key Employee Stock Plan.

       2.3 BONUSES AND BENEFITS. In addition to the Base Salary and stock grant and option described above, Company shall provide Executive with the following during the Employment Period:

              (a) Bonuses, when and based upon or subject to such terms and conditions as Company's Board of Directors, in its sole and absolute discretion, may determine;





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              (b)      Participation in any present or future disability,
       medical, health, dental, insurance, pension, profit-sharing, thrift, retirement, investment, and stock appreciation plans, and any other benefit, bonus or compensation plans on the same terms generally available to all of Company's Executives generally or its executive officers in particular;

              (c) Payment or reimbursement, as the case may be, of reasonable business expenses (within limits that may be established by Company's Board of Directors) incurred in connection with the performance of his duties hereunder, such expense payment or reimbursement being subject to, and made in accordance with Company's policies and procedures of Executive expense payment or reimbursement in effect from time to time;

              (d) Access to and use of Company's health club facility in accordance with the policies and procedures governing such facility;

              (e) At the option of Executive each year either (1) use of a current model Company vehicle comparable to a fully equipped Cadillac, plus reimbursement of the full cost of repairs, maintenance, gasoline, oil and cleaning, or (2) an automobile allowance of $2,500 per month;

              (f) Use of a Company paid full memberships in local area country clubs of the Executive's choice, provided that the aggregate expenses of such memberships do not exceed $1,500 per month; and

              (g) Reimbursement of the reasonable costs of tuition, books and travel incurred for Executive's continuing education in general business or continuing professional education. For each fiscal year during the Employment Period the reimbursement shall not exceed ten percent of Executive's annual base compensation as set forth in Section 2.1.

              (h) Personal use by Executive and Executive's immediate family of any aircraft owned or leased by Company, provided that any personal use of Company aircraft shall be subject to the following, (i) all use shall be governed by the Company's policies governing flight operations and safety rules, (ii) all personal use shall be subject to business purpose flight scheduling, and in the event of scheduling conflict the Company's flights for official business shall supersede any personal use, (iii) for any calendar year during the Employment Period the total number of flight hours taken by Executive and Executive's immediate family shall not exceed 120 hours. Nothing herein shall be construed to obligate Company to own or lease any aircraft during the term of this Agreement.

       2.4 VACATION. During the Employment Period, Executive shall accrue paid vacation time in such amounts and at such times as determined by Company's Board of Directors, in its sole discretion; provided, however, that the minimum amount of paid vacation to which Executive shall be entitled shall be no less than that to which he is entitled as an Executive of Company immediately prior to the effective date of this Agreement. If such vacation time is not taken by Executive during





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the term of this Agreement, Executive may, at his option, receive a lump sum payment of cash value of the vacation pay in lieu thereof, or carry the vacation time forward.


                                   ARTICLE 3
                   CONFIDENTIAL INFORMATION; PROPERTY RIGHTS


       3.1    NON-DISCLOSURE OBLIGATION OF EXECUTIVE.  For purposes of this
Article 3, all references to Company shall mean and include its Affiliates (as defined in Section 1.4) Executive hereby acknowledges, understands and agrees that whether developed by Executive or others employed by or in any way associated with Executive or Company, all Confidential Information, as defined in Section 3.2, is the exclusive and confidential property of Company and shall be at all times regarded, treated and protected as such in accordance with this Agreement. Executive acknowledges that all such Confidential Information is in the nature of a trade secret. Failure to mark any writing confidential shall not affect the confidential nature of such writing or the information contained therein.

       3.2 DEFINITION OF CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" shall mean information, whether or not originated by Executive, which is used in Company's business and (a) is proprietary to, about or created by Company; (b) gives Company some competitive business advantage or the opportunity of obtaining such advantage, or the disclosure of which could be detrimental to the interests of Company; (c) is designated as Confidential Information by Company, known by the Executive to be considered confidential by Company, or from all the relevant circumstances considered confidential by Company, or from all the relevant circumstances should reasonably be assumed by Executive to be confidential and proprietary to Company; or (d) is not generally known by non-Company personnel. Such Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing or designated as confidential):

              1. Work product resulting from or related to work or projects performed or to be performed for Company or for clients of Company, including but not limited to data bases, draft and other non-public written documents, the interim and final lines of inquiry, hypotheses, research and conclusions related thereto and the methods, processes, procedures, analyses, techniques and audits used in connection therewith;

              2. Computer software of any type or form in any stage of actual or anticipated research and development, including but not limited to programs and program modules, routines and subroutines, processes, algorithms, design concepts, design specifications (design notes, annotations, documentation, flowcharts, coding sheets, and the like), source codes, object codes and load modules, programming, program patches and system designs;





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              3.     Information relating to Company's proprietary rights prior to any public disclosure thereof, including but not limited to the nature of the proprietary rights, production data, technical and engineering data, test data and test results, the status and details of research and development of products and services, and information regarding acquiring, protecting, enforcing and licensing proprietary rights (including, without limitation, patents, copyrights and trade secrets);

              4. Internal Company personnel and financial information, vendor names and other vendor information (including vendor characteristics, services and agreements), purchasing and internal cost information, internal service and operational manuals, and the manner and methods of conducting Company's business;

              5. Marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, and future plans and potential strategies of Company which have been or are being discussed;

              6. Names of customers and their representatives, contracts and their contents and parties, customer services, and the type, quantity, specifications and contents of products and services purchased, leased, licensed or received by customers of Company;

              7. Information provided to Company by any actual or potential customer, government agency, or other third party (including businesses, consultants and other entities and individuals); and

              8. Contracts with, or developed by Company for use with, agents of Company, including, without limitation, the terms and conditions thereof.

       3.3 EXCLUSIONS FROM CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" shall not include information publicly known other than as a result of a disclosure by Executive in breach of Section 3.1, and the general skills and experience gained during Executive's work with Company which Executive could reasonably have been expected to acquire in similar work with another company. The phrase "PUBLICLY KNOWN" shall mean readily accessible to the public in a written publication and, shall not include information which is only available by a substantial searching of the published literature or information the substance of which must be pieced together from a number of different publications and sources. The burden of proving that information or skills and experience are not Confidential Information shall be on the party asserting such exclusion.

       3.4 COVENANTS OF EXECUTIVE. As a consequence of Executive's acquisition or anticipated acquisition of Confidential Information, Executive will occupy a position of trust and confidence with respect to Company's affairs and business. In view of the foregoing and of the consideration to be provided to Executive, Executive agrees that it is reasonable and necessary that Executive make the following covenants:





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              (a)    At any time during or after the termination of the
       Employment Period, Executive will not disclose Confidential Information to any person or entity, either inside or outside of Company, other than as necessary in carrying out duties on behalf of Company, without obtaining Company's prior written consent (unless such disclosure is compelled pursuant to court order or subpoena, and at which time Executive gives notice of such proceedings to Company), and Executive will take all reasonable precautions to prevent inadvertent disclosure of such Confidential Information. This prohibition against Executive's disclosure of Confidential Information includes, but is not limited to, disclosing the fact that any similarity exists between the Confidential Information and information independently developed by another person or entity, and Executive understands that such similarity does not excuse Executive from abiding by his covenants or other obligations under this Agreement.

              (b) At any time during or after the termination of the Employment Period, Executive will not use, copy or transfer Confidential Information other than as necessary in carrying out his duties on behalf of Company, without first obtaining Company's prior written consent, and will take all reasonable precautions to prevent inadvertent use, copying or transfer of such Confidential Information. This prohibition against Executive's use, copying, or transfer of Confidential Information includes, but is not limited to, selling, licensing or otherwise exploiting, directly or indirectly, any products or services (including data bases, written documents and software in any form) which embody or are derived from Confidential Information, or exercising judgment in performing analyses based upon knowledge of Confidential Information.

       3.5 RETURN OF CONFIDENTIAL MATERIAL. Executive shall turn over to Company all originals and copies of materials containing Confidential Information in the Executive's possession, custody, or control upon request or upon termination of the Executive's employment with Company. Executive agrees to attend a termination interview with the General Counsel to confirm turnover of such materials and to discuss any questions the undersigned may have about his continuing obligations under this Agreement.

       3.6 INVENTIONS. Any and all inventions, products, discoveries, improvements, copyrightable works, trademarks, service marks, ideas, processes, formulae, methods, designs, techniques or trade secrets (collectively hereinafter referred to as "INVENTIONS") made, developed, conceived or resulting from work performed by Executive (alone or in conjunction with others, during regular hours of work or otherwise) while he is employed by Company and which may be directly or indirectly useful in, or related to, the business of Company (including, without limitation, research and development activities of Company), or which are made using any equipment, facilities, Confidential Information, materials, labor, money, time or other resources of Company, shall be promptly disclosed by Executive to the President, shall be deemed Confidential Information for purposes of this Agreement, and shall be Company's exclusive property. Executive shall, upon Company's request, execute any documents and perform all such acts and things which are necessary or advisable in the opinion of Company to cause issuance of patents to, or otherwise obtain recorded





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protection of right to intellectual property for, Company with respect to
Inventions that are to be Company's exclusive property under this Section 3.6, or to transfer to and vest in Company full and exclusive right, title and interest in and to such Inventions; provided, however, that the expense of securing any such protection of right to Inventions shall be borne by Company. In addition, Executive shall, at Company's expense, assist Company in any proper manner in enforcing any Inventions which are to be or become Company's exclusive property hereunder against infringement by others. Executive shall keep confidential and will hold for Company's sole use and benefit any Invention that is to be Company's exclusive property under this Section 3.6 for which full recorded protection of right has not been or cannot be obtained.


                                   ARTICLE 4
                                  TERMINATION


4.1    COMPANY TERMINATION

              (a) Notwithstanding any other provision of this Agreement, at any time during the Employment Period, including, without limitation, the Initial Term, this Agreement and Executive's employment hereunder shall terminate upon his death, and Company shall have the right, in its sole and absolute discretion, to terminate this Agreement and Executive's employment hereunder at any time by giving him written notice of such termination (1) for "Cause" (as defined below), or (2) if Executive shall suffer a Disability (as defined below).

              (b)    "CAUSE" shall mean any of the following events:

                     1. An act or acts of personal dishonesty taken by the and intended to result in substantial personal enrichment of the Executive at the expense of the Company;

                     2. Repeated violations by the Executive of Executive's obligations under this Agreement which are demonstrably willful on the Executive's part, and for which Executive has received more than one written warning that specifies each area of Executive's violations, or

                     3.     The conviction of the Executive of a felony.

              (c) "DISABILITY" shall mean any mental or physical illness, impairment or condition which incapacitates the Executive for a continuous period of three (3) months.

       4.2    TERMINATION BY EITHER PARTY.  Subject to the provisions of
Section 4.3(a), Company may at any time, for any reason, with or without Cause, terminate this Agreement and Executive's employment hereunder. Each of Company's and Executive's option to terminate this Agreement





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pursuant to this Section 4.2 shall be exercised by delivery of a written notice to Executive or Company, as applicable, specifying the effective date of such termination which in no event shall be sooner than expiration of thirty (30) calendar days following delivery of such written notice.

       4.3    EFFECT OF TERMINATION.

              (a) If Company terminates this Agreement for any reason other than pursuant to the terms of Section 4.1 and such termination is not within [1] year of a Change in Control (as defined in 4.3(b) below), then Company shall pay to Executive an amount equal to the greater of
       (1) his total Base Salary for the remainder of the Employment Period, or
       (2) which shall be the greater of (a) three months of his Base Salary or
       (b) one month of Base Salary for each full year of service completed with Company as of the date of termination. Company shall, make such payment in one lump sum on the effective date of termination.

              (b) If Company terminates this Agreement for any reason other than pursuant to the terms of Section 4.1 and such termination occurs within [1] year of the occurrence of a Change in Control, then Company shall pay to Executive an amount equal to the greater of (1) his total Base Salary for the remainder of the Employment period; (2) two times the greater of (a) his annualized Base Salary in effect upon the occurrence of the Change in Control or (b) his annualized Base Salary in effect on the date of notice termination is received; or (3) one month of Base Salary for each full year of service completed with the Company as of the date of termination. A "Change in Control" shall be deemed to have occurred at any time after the date of this Agreement that (i) any person (other than those persons who own more than 10% of the combined voting power of the Company's outstanding voting securities on the date hereof) becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Company's then outstanding voting securities, or (ii) individuals who at the beginning of any period of two consecutive years constitute the Company's Board of Directors cease for any reason to constitute a majority of such Board of Directors at any time during such two-year period.

              (c) If Executive terminates this Agreement for Good Cause (defined below) and such termination occurs within one year of the occurrence of a Change in Control, then Company shall pay to Executive an amount equal to the greater of (1) his total Base Salary for the remainder of the Employment Period; (2) two times the greater of (a) his annualized Base Salary in effect upon the occurrence of the Change in Control or (b) his annualized Base Salary in effect on the date of notice termination is received; or (3) one month of Base Salary for each full year of service completed with the Company as of the date of termination. "Good Cause" shall mean the occurrence of any of the following events:

                     (i) the assignment by Company to the Executive of duties that are materially inconsistent with the Executive's office with Company at the time of such assignment, or the removal by Company from the Executive of a material portion of those duties usually appertaining to the Executive's office with Company at the time





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              of such removal;

                     (ii) a material change by Company, without the Executive's prior written consent, in the Executive's responsibilities to Company, as such responsibilities are ordinarily and customarily required from time to time of a senior officer of a corporation engaged in Company's business;

                     (iii) any removal of the Executive from, or any failure to reelect or to reappoint the Executive to, the office stated in
              Section 1.2;

                     (iv) Company's direction that the Executive discontinue service (or not seek reelection or reappointment) as a director, officer or member of any corporation or association of which the Executive is a director, officer, or member at the date of this Agreement;

                     (v) a reduction by Company in the amount of the Executive's salary in effect at the time of the occurrence of a Change in Control or the failure of Company to pay such salary to the Executive at the time and in the manner specified in this Agreement;

                     (vi) other than with respect to the annual performance bonus specified in Article 2 or, as made with the Executive's prior written consent, the discontinuance (without comparable replacement) or material reduction by Company of the Executive's participation in any bonus or other employee benefit arrangement (including, without limitation, any profit-sharing, thrift, life insurance, medical, dental, hospitalization, stock option or retirement plan or arrangement) in which the Executive is a participant under the terms of this Agreement, as in effect on the date hereof or as may be improved from time to time hereafter;

                     (vii) the moving by Company of the Executive's principal office space, related facilities, or support personnel, from Company's principal operating offices, or Company's requiring the Executive to perform a majority of his duties outside Company's principal operating offices for a period of more than 30 consecutive days;

                     (viii) the relocation, without the Executive's prior
              written consent, of Company's principal operating offices to a location outside the county in which such offices are located at the time of the signing of this Agreement;

                     (ix) in the event Company requires the Executive to reside at a location more than 25 miles from Company's principal operating offices, except for occasional travel in connection with Company business to an extent and in a manner which is substantially consistent with the Executive's current business travel obligations;





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                     (x)    in the event the Executive consents to a relocation
              of Company's principal operating offices, the failure of Company to (A) pay or reimburse the Executive on an after-tax basis for all reasonable moving expenses incurred by the Executive in connection with such relocation or (B) indemnify the Executive on an after-tax basis against any loss realized by the Executive on the sale his principal residence in connection with such relocation;

                     (xi) the failure of Company to continue to provide the Executive with office space, related facilities and support personnel (including, without limitation, administrative and secretarial assistance) that are commensurate with the Executive's responsibilities to and position with Company.

                     (xii) the failure by Company to promptly reimburse the Executive for the reasonable business expenses incurred by the Executive in the performance of his duties for Company, in accordance with this Agreement.

              (d) Subject to the provisions of Section 4.3(a) or (b), upon termination of this Agreement and Executive's employment hereunder by either Company or Executive, Executive shall have no right to receive any compensation or benefits for any period subsequent to the effective date of such termination, or for any period prior to such date which have not been earned or vested as of such date except as may be provided for in any employee benefit plan relating to such benefits, including the Company's 1996 Key Employee Stock Plan.

              (e) Company's right of termination shall be in addition to and shall not affect Executive's rights and remedies under Articles 3 and 4, and Section 6.1 of this Agreement, and such rights and remedies shall survive termination of Executive's employment hereunder.


                                   ARTICLE 5
                                 MISCELLANEOUS


       5.1 INJUNCTIVE RELIEF. Because of the unique nature of the Confidential Information, Executive acknowledges, understands and agrees that Company will suffer immediate and irreparable harm if Executive fails to comply with any of his obligations under Article 3 of this Agreement, and that monetary damages will be inadequate to compensate Company for such breach. Accordingly, Executive agrees that Company shall, in addition to any other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief to enforce the terms of Article 3 without the necessity of proving inadequacy of legal remedies or irreparable harm.





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       5.2    ACTION BY AND CONSENT OF COMPANY.  All rights and remedies of
Company hereunder shall be exercised by the Company solely by Company's Board of Directors.

       5.3 NOTICES. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the parties hereto at the principal offices of Company at the address indicated beneath its signature on the execution page of this Agreement, and also to Executive at his home address indicated beneath his signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

       5.4 AMENDMENT AND WAIVER. This Agreement may be amended, modified or superseded only by written instrument executed by all parties hereto. Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any waiver granted by Company shall be effective only if executed and delivered by a duly authorized executive officer of Company other than Executive. The failure of any party at any time or times to require performance of any provisions hereof, shall in no manner effect the right to enforce the same. No waiver by any party of any condition or provision, or the breach of any term, provision, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, covenant, representation, or warranty.

       5.5 SUCCESSORS AND ASSIGNS. All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall bind, be enforceable by, and inure to the benefit of, the parties hereto, but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party; provided, however, that this Agreement and all of Company's rights and obligations hereunder may be assigned or delegated by it, in whole, but not in part, to, and shall be binding upon and inure to the benefit of, any of its successors or assigns, but such assignment or delegation by Company shall not relieve it of any of its obligations hereunder.

       5.6 DEFINITIONS, GENDER AND CERTAIN REFERENCES. As used in this Agreement, each parenthetically or quoted capitalized term in the introduction, recitals and other Sections of this Agreement shall have the meaning so ascribed to it. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. References to Articles or Sections shall be to Articles or Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of





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any article, section or paragraph herein, or this Agreement.  The terms
"hereof," "herein" or "hereunder" shall refer to this Agreement as a whole and not to any particular Section.

       5.7 GOVERNING LAW AND SEVERABILITY. This Agreement has been executed and is performable in Montgomery County, Texas. The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Texas. Each party hereto hereby acknowledges and agrees that it has had the opportunity to consult with its own legal counsel in connection with the negotiation of this Agreement, and that it has bargaining power equal to that of the other party hereto in connection with the negotiation, execution and delivery of this Agreement. Accordingly, the parties hereto agree that the rule of contract construction that an agreement shall be construed against the drafter shall have no application in the construction or interpretation of this Agreement. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

       5.8 EXPENSES. Each party hereto shall pay all of its respective fees and expenses of attorneys, accountants and other persons employed by it in connection with the resolution of any dispute between the parties hereto arising out of or relating to this Agreement.

       5.9 ENTIRE AGREEMENT. No agreements or representations, oral or otherwise, express or implied, have been made by any party hereto with respect to the subject matter hereof that are not set forth expressly in this Agreement. This Agreement supersedes and cancels any prior agreement, arrangement or understanding entered into between Company and Executive relating to the subject matter hereof, except any agreement entered into pursuant to Company's 1996 Incentive Option Plan as contemplated by Section 2.2 of this Agreement.

       5.10 COUNTERPARTS. The parties may execute this Agreement in any number of counterparts, each of which is an original, but all of which together constitute one and the same instrument.

       5.11   RESOLUTION OF DISPUTES.

              (a) NEGOTIATION. Except as otherwise provided in this Agreement, the parties shall attempt in good faith to resolve any dispute out of our relating to this Agreement promptly by negotiations between Executive and the representative of Company's Board of Directors who has authority to settle the controversy (herein the "SETTLEMENT REPRESENTATIVE"). Any party may give the other disputing party written notice of any dispute not resolved in the normal course of business. Within five days after the effective date of that notice, Executive and the Settlement Representative shall agree upon a mutually acceptable time and place to meet and shall meet at that time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. The first of those meetings shall take place within 30 days of the effective date of the disputing party's notice. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to agree on a time and place for the initial meeting within five days of that notice, any party may initiate mediation of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiators shall be given at least three business days' notice of that intention and may also be accompanied by an attorney. All negotiations pursuant to this Section 5.11 shall be treated as compromise and settlement negotiations for the purposes of federal and state rules of evidence and procedure.

              (b)    ARBITRATION.   Any dispute arising out of, relating to or
       in any way touching upon this Agreement or the breach, termination or validity hereof, that has not been resolved by non-binding procedures as provided in Section 5.11(a) within 60 days of the initiation of the negotiation shall be resolved by binding the arbitration in accordance with the following provisions of this Section 5.11, provided, however, that either party may seek injunctive relief or other equitable relief to preserve the status quo pending arbitration.

                     (i) Either party to this Agreement may submit any dispute which is subject to arbitration under this Section 5.11 by giving notice by such other party, each party shall appoint one arbitrator, and within ten business days thereafter the two arbitrators so appointed shall select a third arbitrator. If either party shall fail to make such appointment within such ten-business day period, the other party may request the American Arbitration Association to appoint the second arbitrator. If the two appointed arbitrators shall fail to select a third arbitrator within said ten-business day period, the parties hereto shall mutually select the third arbitrator. If the parties are unable to agree upon such selection within ten business days, then either party may, upon at least five business days' prior written notice to the other party, request the American Arbitration Association to appoint the third arbitrator. The American Arbitration Association may thereupon appoint the third arbitrator. All arbitrators shall be impartial and unrelated, directly or indirectly, so far as employment of services is concerned to either of the parties or any of their respective Affiliates. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, except as otherwise provided in this Section 5.11. The arbitration shall take place in Conroe, Montgomery County, Texas or such other location as the parties may agree.

                     (ii) The three arbitrators shall investigate the facts and shall hold hearings at which the parties hereto may present evidence and arguments, be represented by counsel and conduct cross examination. The three arbitrators shall render a written decision on the matter presented to them by majority vote as soon as practicable after the appointment of the third arbitrator and in any event both parties shall request the arbitrators to render such decision not more than 60 days after such appointment. The decision of the arbitrators, which may include equitable relief, shall be final and binding on the parties hereto, and judgment upon the decision may be entered in any court having jurisdiction thereof. If the three arbitrators shall fail to render a decision within 120 days after such appointment, either party may institute such action or proceeding in such court as shall be appropriate in the circumstances and upon the institution of such action, the arbitration proceeding shall be terminated and shall be of no further force and effect. The prevailing party awarded reasonable attorneys' fees, expert and nonexpert witness costs and expenses, and other costs and expenses incurred in connection with the arbitration, and the fees and costs of the arbitrators shall be borne by the nonprevailing party unless, in either case, the arbitrators for good cause determine otherwise. In resolving any dispute, the arbitrators shall apply the provisions of this agreement, without varying therefrom in any respect. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Agreement.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.



                                    COMPANY:

                                    DAILEY PETROLEUM SERVICES CORP.



                                    By:    /s/ JAMES F. FARR
                                       ------------------------------------
                                    Name:  JAMES F. FARR
                                         ----------------------------------
                                    Title: PRESIDENT
                                          ---------------------------------

                                    Address:       One Lawrence Center
                                                   P. O. Box 1863
                                                   2507 North Frazier
                                                   Conroe, Texas  77305

                                    EXECUTIVE:



                                    /s/ J.D. LAWRENCE
                                    ---------------------------------------
                                    Name:          J. D. Lawrence
                                    Address:       #58 Country Hill
                                                   Conroe, Texas  77304

                             COMPANY ACKNOWLEDGMENT

STATE OF TEXAS              )
                            )
COUNTY OF MONTGOMERY        )

       Before me, the undersigned authority, on this date personally appeared James F. Farr, President of Dailey Petroleum Services Corp., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal this 27th day of November, 1996.



                                               /s/ VIRGINIA J. CROSS
                                               --------------------------------
                                               Notary Public in and for
                                               The State of Texas

                                               My Commission Expires: 5-21-2000



                            EXECUTIVE ACKNOWLEDGMENT

STATE OF TEXAS              )
                            )
COUNTY OF MONTGOMERY        )

       Before me, the undersigned authority, on this date personally appeared
J. D. Lawrence, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal this 27th day of November, 1996.



                                               /s/ VIRGINIA J. CROSS
                                               --------------------------------
                                               Notary Public in and for
                                               The State of Texas

                                               My Commission Expires: 5-21-2000